UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 18, 2023

Date of Report (date of earliest event reported)

IRIDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27598	77-0210467
(State or other jurisdiction of Employer incorporation or organization)	(Commission File Number)	(I.R.S. Identification Number)

1212 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 940-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	IRIX	Nasdaq Global Market

Item 8.01.	Other Events.

Delaware Section 205 Petition

On February 22, 1996, following the initial public offering of IRIDEX Corporation (the “Company”), the Company filed an Amended and Restated Certificate of Incorporation (the “Amended Charter”) with the Delaware Secretary of State. The Company believes that the Amended Charter was validly approved in accordance with 8 Del. C. § 242, which requires, in relevant part, that a company’s “board of directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders.” The Company has treated the Amended Charter as its governing charter for nearly 30 years.

On May 8, 2023, the Company received a letter from a putative stockholder of the Company that raised uncertainty as to whether the Amended Charter was validly approved pursuant to the Delaware General Corporation Law (the “DGCL”). Given the passage of time, the Company has been unable to locate documents confirming the validity of the Amended Charter’s approval despite having conducted a good faith investigation.

To resolve any uncertainty with respect to the validity of the Amended Charter caused by the passage of time and the unavailability of documentary evidence, on October 2, 2023, the Company filed a petition in the Court of Chancery under Section 205 of the DGCL seeking to validate the filing and effectiveness of the Amended Charter (the “Petition”). Section 205 of the DGCL permits the Court of Chancery, in its discretion, to ratify and validate potentially defective corporate acts. A copy of the Petition in the form filed with the Court of Chancery is attached as Exhibit 99.1 to this Form 8-K. Concurrently with the Petition, the Company filed a motion to expedite the hearing on the Petition.

The Court of Chancery granted the motion to expedite and directed the Company to (1) file this Form 8-K attaching the Petition (see Exhibit 99.1 to this Form 8-K for a copy of the Petition); and (2) notify stockholders that the Court of Chancery will hold a final hearing to consider the merits of the Petition on November 1, 2023, at 1:30 p.m. Eastern Time, at the Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (the “Section 205 Hearing”).

This Current Report on Form 8-K constitutes notice of the Section 205 Hearing. If any stockholder of the Company wishes to express a position on the Petition, such stockholder may (1) appear at the Section 205 Hearing, or (2) file a written submission with the Register in Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, referring to the case caption, In re Iridex Corp., C.A. No. 2023-0990-NAC (Del. Ch.) in advance of the Section 205 Hearing, and any such written submission also should be emailed to the Company’s counsel, Jessica Hartwell, Wilson Sonsini Goodrich & Rosati, Professional Corporation, at jhartwell@wsgr.com.

Forward-Looking Statements, Risks and Uncertainties

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Privates Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties. These forward-looking statements include, but are not limited to, statements regarding the outcome of the Company’s proceeding pursuant to DGCL Section 205 and the potential impacts of an unsuccessful outcome. The Section 205 proceeding is subject to inherent risks and uncertainties and is beyond the Company’s control and may not result in timely resolution of the uncertainty regarding the validity of the Company’s Amended Charter, if at all. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “may,” “will,” “continue,” “anticipate,” “assume,” or similar expressions and the negatives of those terms. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Investors are cautioned not to place undue reliance on the forward-looking statements. All information provided in this Current Report on Form 8-K and in the exhibits is as of the date hereof and is based on then-current expectations and the beliefs and assumptions of management. We undertake no duty to update this information unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Verified Petition for Relief Pursuant to 8 Del. C. § 205 of the Registrant, filed October 2, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION
By:	/s/ David I. Bruce
David I. Bruce President and Chief Executive Officer

Date: October 18, 2023